UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

SURGEPAYS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd, Suite 104

Bartlett TN 38133

(Address of principal executive offices, including zip code)

901-302-9587

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On March 8, 2021 (the “Effective Date”), SurgePays, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with Evergreen Capital Management LLC (the “Investor”), pursuant to which the Company sold to the Investor a 15% OID convertible promissory note with a principal amount of $2,300,000 (the “Note”) and a warrant (the “Warrant”) to purchase up to 13,437,500 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) for proceeds of $2,000,000.

The Note matures on March 8, 2022, bears interest at the rate of 5% per annum and is convertible at any time upon the option of the Investor into shares of Common Stock at a conversion price equal to $0.16 per share or, upon the occurrence and during the continuance of an Event of Default (as defined in the Note), if lower, at a conversion price equal to 75% of the lowest daily VWAP of the Common Stock during the 20 consecutive trading days immediately preceding the applicable conversion date. The Company has the right to prepay all or any portion of the outstanding balance of the Note in an amount equal to 115% or 120%, depending on whether such repayment is made before October 8, 2021 or after October 8, 2021, respectively, multiplied by the portion of the outstanding balance to be prepaid. The Company is required to prepay all or any portion of the outstanding balance of the Note upon the occurrence of a Qualified Financing (as defined in the Note). If at any time while the Note is outstanding, the Company completes any single Future Transaction (as defined in the Note), the Investor may, in its sole discretion, elect to apply all, or any portion, of the then outstanding principal amount of this Note and any accrued but unpaid interest, as purchase consideration for such Future Transaction.

The Warrant is exercisable at a purchase price of $0.16 per share at any time on or prior to March 8, 2026, and may be exercised on a cashless basis, beginning on the six-month anniversary of the Effective Date, if the shares of Common Stock underlying the Warrant are not then registered under the Securities Act of 1933, as amended (the “Securities Act”). The Investor will not have the right to exercise the Warrant if the Investor, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to its conversion and under no circumstances may exercise the Warrant if the Investor, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to its exercise.

The SPA contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

In connection with this transaction, on March 9, 2021, the Company entered into a Confidential Engagement Agreement (the “Engagement Agreement”) with Maxim Group, LLC (the “Placement Agent”), pursuant to which we have agreed to pay the Placement Agent a cash fee equal to 8% of the gross proceeds received by the Company from the Investor in this transaction and reimbursement of up to $20,000 of the Placement Agent’s legal fees. The term of the Engagement Agreement is 18-months, and contains a right of first refusal, whereby the Company granted the Placement Agent the right of first refusal to act as sole managing underwriter and book runner or sole placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings during the eighteen (18) month period following the Closing (as defined in the Engagement Agreement”).

The SPA, the Note and the Warrant are attached to this Current Report on Form 8-K and is incorporated herein by reference. The description of the SPA, the Note and the Warrant contained herein is a summary and is qualified in its entirety by reference to the form of the SPA, the Note and the Warrant.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Note, the Warrant and any shares of common stock issuable upon conversion of the Note or exercise of the Warrant will be, issued in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. The Investor has represented that they are an “accredited investor,” as defined in Regulation D, and was acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Note and the Warrant and the shares issuable upon conversion of the Note or exercise of the Warrant have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	15% OID Convertible Promissory Note, dated March 8, 2021, in the principal amount of $2,300,000, issued to Evergreen Capital Management LLC

4.2	Warrant, dated March 8, 2021, issued to Evergreen Capital Management LLC

10.1	Securities Purchase Agreement, dated March 8, 2021, by and between SurgePays, Inc. and Evergreen Capital Management, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SURGEPAYS, INC.

Date: March 16, 2021	By:	/s/ Brian Cox
	Name:	Brian Cox
	Title:	Chief Executive Officer